UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2008

GOAMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29359	22-3693371

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (201) 996-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        On February 11, 2008, the Board of Directors of the Registrant approved amendments to the Registrant’s by-laws. The amendments expressly approve the use of electronic transmissions as a means for delivering notices of Board meetings and as a means for recording Board consents.

        The amendments, which were effective upon adoption by the Registrant’s Board, modified Sections 8 and 12 of Article II of the Registrant’s By-Laws to provide in their entirety as follows:

        “SECTION 8. Notice of Special Meetings. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing or telephoning the same, communicating the same by electronic transmission or by delivering the same personally not later than the day before the day of the meeting.”

        “SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

        The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 3.2	GoAmerica, Inc.’s Amended and Restated By-laws (as amended and restated through February 11, 2008).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOAMERICA, INC.

By: /s/ Donald G. Barnhart Donald G. Barnhart, Senior Vice President

Dated: February 15, 2008

EXHIBIT INDEX

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 3.2	GoAmerica, Inc.’s Amended and Restated By-laws (as amended and restated through February 11, 2008).